EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement") made as of the 1st day of December, 2005 by and between Rick Hockensmith ("Employee") and DHB Industries, Inc., a Delaware corporation (together with all divisions, subsidiaries and groups, the "Company").

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties agree as follows:

     1. TERM. The Company agrees to employ Employee, and Employee agrees to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on December 1, 2005 (the "Effective Date") and terminating on November 30, 2007 (as may be earlier terminated or extended as set forth below, the "Employment Period"), unless earlier terminated as provided in Section 7; provided, however, that Employee shall have the right to extend the Employment Period until November 30, 2009 provided he provide notice to the Company of such extension to the Company no less than sixty (60) days prior to November 30, 2007.

     2. EMPLOYMENT DUTIES.

          2.1 TITLE. During the Employment Period, Employee shall be employed in the business of the Company. Employee shall serve with the title of Chief Operating Officer. Employee shall devote substantially all of his working time and efforts to the performance of his duties under this Agreement.

          2.2 LOCATION. In performing his duties hereunder, Employee shall be available for reasonable travel, as the needs of the business of the Company may require. Employee shall be based at the Company's Pompano Beach, Florida facility.

          2.3 REPORTING. Employee shall report to the Chief Executive Officer and President of the Company, and to such other persons as such Chief Executive Officer shall direct from time to time.

     3. COMPENSATION/BENEFITS. In consideration of Employee's services hereunder, the Company shall provide Employee the following:

          3.1 BASE SALARY. During the Employment Period, the Employee shall receive an annual rate of base salary ("Base Salary") in an amount not less than $500,000; provided, however, if at any time David H. Brooks ceases to serve as a director and Chief Executive Officer of the Company, the Employee's base salary shall be increased to $1,250,000 per annum effective as of the date David H. Brooks ceases to serve as a director and Chief Executive Officer of the Company.

          3.2 BONUSES. Commencing at the close of each fiscal year of the Company during the Employment Period, the Company shall review the performance of the Company and of Employee during the prior fiscal year, and the Company may provide Employee with additional compensation as a


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     bonus if the Board, or any compensation committee thereof, in its sole discretion, determines that Executive's contribution to the Company warrants such additional payment and the Company's anticipated financial performance of the present period permits such payment. Bonuses shall be paid as a lump sum not later than sixty (60) days after the end of the Company's preceding fiscal year, provided Employee remains employed and has not given notice of termination at the time such payment is due.

          3.3 EQUITY COMPENSATION. To induce Employee to enter into this Agreement, Employee shall be granted by the Company a warrant or option to purchase shares of common stock of the Company, pursuant to a separate agreement, dated the date hereof, between the Company and Employee, in the form attached as Schedule 3.3 hereto.

          3.4 VACATIONS. Employee shall be entitled to two (2) weeks of paid vacation per calendar year. Unused vacation shall not be carried over to any subsequent year.

          3.5 OTHER BENEFITS. The Company shall provide to Employee such other benefits, including the right to participate in medical and other benefit plans, as are made generally available to executives of the Company from time to time.

     4. EXPENSES/INDEMNIFICATION.

          4.1 EXPENSES. The Company shall reimburse Employee for the reasonable business expenses incurred by Employee in the course of performing his duties for the Company, upon submission of invoices, vouchers or other appropriate documentation, as may be required in accordance with the policies in effect from time to time for executive employees of the Company.

          4.2 INDEMNITY. To the fullest extent permitted by law, the Company shall indemnify Employee with respect to any actions commenced against Employee in his capacity as an officer, director, employee, agent or fiduciary or former officer, director, employee, agent or fiduciary of the Company, or any affiliate thereof for which Employee may render service in such capacity, whether by or on behalf of the Company, its shareholders or third parties, and the Company shall advance to Employee on a timely basis an amount equal to the reasonable fees and expenses incurred in defending such actions, after receipt of an itemized request for such advance, and an undertaking from Employee to repay the amount of such advance, with interest at a reasonable rate from the date of the request, as determined by the Company, if it shall ultimately be determined that Employee is not entitled (as a matter of law or by judicial determination) to be indemnified against such expenses. This indemnity shall survive any termination of employment under this Agreement and is in addition to and not in limitation of any other right to indemnification or exoneration to which Employee is entitled at law, or under the governing charter documents of the Company. The Company agrees to use its best efforts to secure and maintain officers' and directors' liability insurance, including coverage for Employee.

     5. COVENANTS AND CONFIDENTIAL INFORMATION.

          5.1 RESTRICTIVE COVENANTS. Employee acknowledges the Company's reliance on and expectation of Employee's continued commitment to performance of his duties and responsibilities during the Employment Period. In light of such reliance and expectation on the part of the


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     Company, during the applicable period hereafter specified in Section 5.2,
     Employee shall not, directly or indirectly, do or suffer either of the following:

               (a) (1) own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, agent, representative, consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, manufacturing, selling or distributing body armor or body armor related products within the United States in direct or indirect competition with the Company or any of its affiliates;

               (2) solicit any business or contracts from any customers of the Company or its affiliates, any past customers of the Company or its affiliates, or any prospective customers of the Company or its affiliates (i.e., potential customers from which the Company or its affiliates has solicited business at any time during the twelve (12) month period preceding the expiration or termination of the Employment Period), except as necessitated by Employee's position with the Company and then only in furtherance of the business interests of the Company or its affiliates;

               (3) induce or attempt to induce any such customer to alter its business relationship with the Company or its affiliates except as necessitated by Employee's position with the Company and then only in furtherance of the business interests of the Company or its affiliates;

               (4) solicit or induce or attempt to solicit or induce any employee of the Company or its affiliates to leave the employ of the Company or any of its affiliates for any reason whatsoever or hire any employee or any person who was an employee of the Company or its affiliates within the twelve (12) month period prior to such hiring; or

               (5) directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company or any of its affiliates, or any products or services offered by any of them, nor shall Employee engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of any of the Company or any if its affiliates, the reputation of any products or services of the Company or any of its affiliates or the marketing of such products or services.

               (b) disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, other than in accordance with Employee's duties hereunder, any confidential or proprietary information relating to the Company's or any of its affiliates' businesses, prospects, finances, operations or properties or other trade secrets of the Company or any of its affiliates, it being acknowledged by Employee that all such information regarding the business of the Company or any of its affiliates compiled or obtained by, or furnished to, Employee while Employee shall have been employed by or associated with the Company is confidential and/or proprietary information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information: (A) is clearly obtainable in the public domain; (B) becomes obtainable in the public domain, except by reason of the breach by Employee of the terms hereof or by another person barred by a similar duty of confidentiality; or (C) is required to be disclosed by rule of law or by order of a court or governmental body or agency.


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          5.2 APPLICABLE PERIODS. The applicable periods shall be:

          (a) so long as Employee is an employee of the Company; and

          (b) for a period of twelve (12) months after termination of employment or the expiration of the Employment Period.

          5.3 INJUNCTIVE RELIEF. Employee agrees and understands that the remedy at law for any breach by his of this Section 5 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 5 shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 5 which may be pursued or availed of by the Company.

          5.4 ACKNOWLEDGMENT BY EMPLOYEE. Employee has carefully considered the nature and extent of the restrictions upon his and the rights and remedies conferred upon the Company under this Section 5, and hereby acknowledges and agrees that the same are reasonable in time and territory, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of the Company, and do not confer a benefit upon the Company disproportionate to the detriment of Employee.

     6. PROPRIETARY RIGHTS.

          6.1 COPYRIGHTS. At all times during the Employment Period, all right, title and interest in all copyrightable material which Employee shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. At all times during the Employment Period, Employee agrees to execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries, and the Company agrees to pay expenses associated with such copyright registration. Works of authorship created by Employee for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire" as defined in the U.S. Copyright Act. In addition, Employee hereby assignees to the Company all proprietary rights, including but not limited to, all patents, copyrights, trade secrets and trademarks Employee might otherwise have, by operation of law or otherwise, in all inventions, discoveries, works, ideas, information, knowledge and data related to Employee's access to confidential information of the Company during the Employment Period.

          6.2 KNOW-HOW AND TRADE SECRET. All know-how and trade secret information conceived or originated by Employee which arises out of the performance of his obligations or responsibilities under this Agreement during the Employment Period or otherwise shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

          6.3 JOINT VENTURES, ETC. If, during the Employment Period, Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Board of Directors, Employee shall not be entitled to any interest in such project, program or venture or to any


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     commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to Employee as provided in this Agreement.

          6.4 RETURN OF MATERIALS. Upon termination of the Employment Period, Employee shall deliver promptly to the Company all records, manuals, books, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations, customer and prospective customer lists, and copies of all of the foregoing, which are the property of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

     7. TERMINATION; CHANGE OF CONTROL.

          7.1 AT-WILL EMPLOYMENT. Employee's employment hereunder is "at will" and may be terminated at any time, with or without cause, at the option of the Company, subject only to the obligations under Section 7.2 below. Additionally, this Agreement may be terminated by Employee by delivering written notice to the Company in the manner specified below. Simultaneous with any termination or resignation hereunder, the Employment Period shall expire.

          7.2 RIGHTS UPON TERMINATION; PAYMENT OF BENEFITS EARNED THROUGH DATE OF TERMINATION. Upon any termination of Employee's employment during the Employment Period, Employee shall in all events be paid all accrued but unpaid Base Salary and all earned but unpaid compensation (vacation) earned through his Date of Termination (as defined below). Employee shall also retain all such rights with respect to vested equity-based awards as are provided under the circumstances under the applicable grant or award agreement, and shall be entitled to all other benefits which are provided under the circumstances in accordance with the provisions of the Company's generally applicable employee benefit plans, practices and policies and Employee shall have no further entitlements with respect thereto.

          7.3 NOTICE OF TERMINATION. Notice of termination of this Agreement or of any termination of Employee's employment (other than by reason of death) shall be communicated by written notice (a "Notice of Termination") from one party to the other in accordance with this Section 7 and Section 8. "Date of Termination," with respect to any termination of Employee's employment during the Employment Period, shall mean the effective date of termination specified in the Notice of Termination.

          7.4 CHANGE OF CONTROL. If an Event of a Change in Control (as defined below) occurs during the Employment Period, Employee shall be entitled to the following benefits: (i) the immediate vesting of all outstanding warrants and/or options to purchase shares of the Company's common stock and any such outstanding warrants and/or options held by the Employee shall remain exercisable through the end of the stated term thereof, (ii) a cash lump sum payment equal to four (4) months base salary payable at Employee's then current rate, and (iii) medical benefits provided under Section 3.5 for a period of four (4) months commencing with the date of consummation of the Event of a Change in Control. For purposes of this Agreement, an "Event of a Change in Control" shall mean (a) the sale, whether by way of merger, consolidation, or other disposition, of all or substantially all of the business and/or assets of the Company, (b) the sale by the then stockholders of the Company in a single transaction or in a series of


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     related transactions of at least 50% of the outstanding voting power of the
     Company; (c) an exchange by the then stockholders of the Company of their shares in a transaction that qualifies as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended; or (d) the liquidation or dissolution of the Company, except that a liquidation or reorganization effected in a bankruptcy case by or against the Company under Title 11 of the United States Code, as well as any transactions carried out by or for the Company in connection with such bankruptcy liquidation or reorganization, shall not be an Event of a Change in Control.


     8. NOTICE. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand or by nationally recognized overnight courier or by express, registered or certified mail, postage prepaid, return receipt requested, and addressed, if to the Company at 400 Post Avenue, Suite 303, Westbury, New York 11590, and if to Employee at the address set forth in the Company's records (or to such other address as may be provided by notice). Notice shall be effective three (3) days after it is delivered to any courier, or immediately if delivered in hand.

     9. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements, term sheets or understandings. This Agreement may not be assigned by Employee, and may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

     10. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Employee or an authorized officer of the Company, as the case may be.

     11. SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12. RESOLUTION OF DISPUTES; ENFORCEMENT. Any controversy or claim seeking equitable relief pursuant to this Agreement, all controversies and claims arising under or in connection with this Agreement or relating to the interpretation, breach or enforcement hereof and all other disputes between the parties in connection with the employment of the Employee shall be heard in the courts of the State of New York, County of Nassau ("Court") which shall have


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exclusive jurisdiction of any and all such disputes and which shall apply the law specified in Section 17 below. Each party shall pay the cost of his or its own legal fees and expenses incurred in connection with any such litigation. No party to any such litigation shall be liable to the other for multiple, punitive, exemplary or consequential damages. All parties consent to the jurisdiction of the Court, and agree inter alia that service may be had pursuant to the provisions of any "long-arm statute" so-called applicable to proceedings pending within such Court.

     13. SURVIVORSHIP. The provisions of Sections 4, 5 and 6 of this Agreement shall survive Employee's termination of employment. Other provisions of this Agreement shall survive any termination of Employee's employment to the extent necessary to the intended preservation of each party's respective rights and obligations.

     14. WITHHOLDING. All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable federal, state and local tax withholding requirements.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     16. DEFINITION OF TERMS. The term "AFFILIATE," when used in this Agreement with respect to any person, means any other person that, directly or indirectly, controls, is controlled by or is under common control with the first person. The term "PERSON," when used in this Agreement, means any natural person or entity with legal status.

     17. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the internal laws of the State of New York, without regard to principles of conflict of laws of such state.

     18. CAPTIONS. All captions are provided for convenience, do not form a part of this Agreement, and are not admissible for purposes of construction.


     IN WITNESS WHEREOF, this Agreement is entered into as of the date first written above.

                              DHB INDUSTRIES, INC.


                              By: /s/ JEROME KRANTZ
                                  _____________________________________
                                  Name: Jerome Krantz
                                  Its:  Compensation Committee Chairman


                                  /s/ RICK HOCKENSMITH
                                  _____________________________________
                                      Rick Hockensmith


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